Exhibit 99.1

Web.com Reports First Quarter 2014 Financial Results

•	First quarter revenue and profitability exceeded high end of guidance

•	Added 50,600 net new subscribers

•	Average Revenue Per User of $14.75 grew $0.04 sequentially and $0.86 year-over-year

JACKSONVILLE, Fla. - May 1, 2014 - Web.com Group, Inc. (NASDAQ: WWWW), a leading provider of internet services and online marketing solutions for small businesses, today announced results for the first quarter ended March 31, 2014.

“Web.com began 2014 with solid first quarter results that built upon our success in adding subscribers and expanding average revenue per user, which drove double-digit revenue growth. Our strategy of cross-selling a broad and growing suite of value-added services across our 3.2 million subscribers is driving positive trends in the business and we continue to see an opportunity for further improvement,” said David L. Brown, chairman, chief executive officer and president of Web.com.

Brown added, “We have established a unique competitive position combining our proprietary technology platforms, well-trained customer service and sales teams and proven marketing strategies. Our increasing scale enables continued investment for growth to expand our opportunities to serve the large, underpenetrated small business market, while also maintaining best-in-class profitability.”

Summary of First Quarter 2014 Financial Results:

•
Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $133.8 million for the first quarter of 2014, compared to $115.5 million for the first quarter of 2013. Non-GAAP revenue was $141.2 million for the first quarter of 2014, up 10% on a year-over-year basis and above the high end of the company's guidance range of $139.5 million to $141.0 million.

•
GAAP operating income was $9.5 million for the first quarter of 2014, compared to an operating loss of $2.5 million for the first quarter of 2013. Non-GAAP operating income was $38.0 million for the first quarter of 2014, compared to $34.2 million for the first quarter of 2013, representing a 27% non-GAAP operating margin for both periods.

•
GAAP net income from continuing operations was $0.5 million, or $0.01 per diluted share, for the first quarter of 2014. GAAP net loss from continuing operations was $46.5 million, or $0.97 per diluted share, in the first quarter of 2013. Non-GAAP net income from continuing operations was $33.1 million for the first quarter of 2014, or $0.61 per diluted share, up 35% and 27%, respectively, on a year-over-year basis and above the Company's guidance of $0.58 to $0.60 per diluted share. The Company had non-GAAP net income of $24.5 million, or $0.48 per diluted share, for the first quarter of 2013.

•	Adjusted EBITDA was $41.0 million for the first quarter of 2014, compared to $36.9 million for the first quarter of 2013, representing a 29% adjusted EBITDA margin during both periods.

•
The Company generated cash from operations of $18.6 million for the first quarter of 2014, compared to $11.0 million of cash flow from operations for the first quarter of 2013, or $18.2 million excluding a $7.2 million one-time prepayment penalty for debt refinancing.

First Quarter and Recent Business Highlights:

•	Web.com's total net subscribers were approximately 3,171,500 at the end of the first quarter of 2014, up approximately 50,600 from the end of the fourth quarter.

•
Web.com's average revenue per user (ARPU) was $14.75 for the first quarter of 2014, representing a sequential increase of $0.04 from $14.71 for the fourth quarter of 2013 and a year-over-year increase of $0.86 from $13.89 for the first quarter of 2013.

•	Customer churn was approximately 1% for the first quarter of 2014, consistent with recent low levels.

•
The Company acquired the all of the assets and certain liabilities of SnapNames.com, Inc., a leader in the daily online auction sales of domain names, including expiring, deleting and privately-owned domain names. With the acquisition, Web.com will be able to leverage SnapNames’ extensive international network to further expand its global partnership channel.

Conference Call Information
Management will host a conference call today, May 1, 2014, at 5:00 p.m. ET, to discuss Web.com's first quarter financial results and current business outlook. There will be an accompanying slide presentation which will be available on the Investor Relations page of Web.com's website (http://ir.web.com), along with a live webcast and replay of the call. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available until May 8, 2014 at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 13579780.

About Web.com
Web.com Group, Inc. (Nasdaq: WWWW) provides a full range of Internet services to small businesses to help them compete and succeed online. Web.com meets the needs of small businesses anywhere along their lifecycle with affordable, subscription-based solutions including domains, hosting, website design and management, search engine optimization, online marketing campaigns, local sales leads, social media, mobile products and eCommerce solutions. For more information, please visit www.web.com; follow the company on Twitter @webdotcom or on Facebook at www.facebook.com/web.com.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Web.com believes presenting non-GAAP measures is useful to investors, because it describes the operating performance of the company, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP. Web.com's management uses these non-GAAP measures as important indicators of the Company's past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.
You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.
Relative to each of the non-GAAP measures Web.com presents, management further sets forth its rationale as follows:

•
Non-GAAP Revenue. Web.com excludes from non-GAAP revenue the impact of the fair value adjustment to amortized deferred revenue because we believe that excluding such measures helps management and investors better understand our revenue trends.

•
Non-GAAP Operating Income and Non-GAAP Operating Margin. Web.com excludes from non-GAAP operating income and non-GAAP operating margin, amortization of intangibles, fair value adjustment to deferred revenue and deferred expense, restructuring expenses, corporate development expenses, stock-based compensation charges, and gains or losses from asset sales. Management believes that excluding these items assists management and investors in evaluating period-over-period changes in Web.com's operating income without the impact of items that are not a result of the Company's day-to-day business and operations.

•
Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. Web.com excludes from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, income tax provision, fair value adjustment to deferred revenue and deferred expense, restructuring expenses, corporate development expenses, amortization of debt discounts and fees, stock-based compensation, loss on debt extinguishment, gains or losses from asset sales and includes estimated cash income tax payments, because management believes that excluding such measures helps management and investors better understand the Company's operating activities.

•
Adjusted EBITDA. Web.com excludes from adjusted EBITDA depreciation expense, amortization of intangibles, income tax provision, interest expense, interest income, stock-based compensation, fair value adjustments to deferred revenue and deferred expense, gains or losses from asset sales, corporate development expenses, gain on sale of equity method investment and restructuring expenses, because management believes that excluding such items helps investors better understand the Company's operating activities.

In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation. These expenses consist of expenses for employee stock options and employee awards under Accounting Standards Codification ("ASC") 718-10. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because such expense is not used by management to assess the core profitability of the Company's business operations. Web.com further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Amortization of intangibles. Web.com incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, non-compete agreements, trade names, and developed technology. Web.com expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue, the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Depreciation expense. Web.com records depreciation expense associated with its fixed assets. Although its fixed assets generate revenue for Web.com, the item is excluded because management believes certain non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Amortization of debt discounts and fees. Web.com incurs amortization expense related to debt discounts and deferred financing fees. The difference between the effective interest expense and the coupon interest expense (i.e. debt discount), as well as, amortized deferred financing fees are excluded because Web.com believes the non-GAAP measures excluding these items provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Restructuring expense. Web.com has recorded restructuring expenses and excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Income tax expense (benefit). Due to the magnitude of Web.com's historical net operating losses and related deferred tax asset, the Company excludes income tax from its non-GAAP measures primarily because it is not indicative of the actual tax to be paid by the Company and therefore is not reflective of ongoing operating results. The Company believes that excluding this item provides meaningful supplemental information regarding the Company's operational performance and facilitates management's internal comparisons to the Company's historical operating results and comparisons to the Company's competitors' operating results. The Company includes the estimated tax that the Company expects to pay for operations during the periods presented.

•
Fair value adjustment to deferred revenue and deferred expense. Web.com has recorded a fair value adjustment to acquired deferred revenue and deferred expense in accordance with ASC 805-10-65. Web.com excludes the impact of these adjustments from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company's revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and deferred expense therefore facilitates management's internal comparisons to Web.com's historical operating results.

•
Corporate development expenses. Web.com incurred expenses relating to the acquisitions and successful integration of acquisitions. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Gains or losses from asset sales and certain other transactions. Web.com excludes the impact of asset sales and certain other transactions including debt extinguishments and the sale of equity method investments from its non-GAAP measures because the impact of these items is not considered part of the Company's ongoing operations.

Forward-Looking Statements
This press release includes certain "forward-looking statements" including, without limitation, statements regarding the unique competitiveness of our technology platforms and proven marketing strategies, the effectiveness of our strategy to cross-sell to help drive double-digit growth and our increasing scale enabling our continued investment for growth, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts. These statements are sometimes identified by words such as “believe,” “will,” “expect,” “opportunities,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements. These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to the successful offering of the products and services of Web.com; and other risks that may impact Web.com's business. Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission, which are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contacts
Investors:
Jenny Kobin
904-680-6909
jkobin@web.com

Media:
John Herbkersman
904-251-6297
jherbkersman@web.com

Source: Web.com

Web.com Group, Inc.
Consolidated Statement of Comprehensive Loss
(in thousands, except for per share data)
(unaudited)

	Three months ended March 31,
	2014	2013

Revenue	$133,843	$115,546
Cost of Revenue	46,586	42,640

Gross profit	87,257	72,906

Operating expenses:
Sales and marketing	37,533	33,364
Research and development	7,198	8,212
General and administrative	13,742	13,780
Depreciation and amortization	19,239	20,040
Total operating expenses	77,712	75,396
Income (loss) from operations	9,545	(2,490)

Interest expense, net	(7,492)	(9,951)
Loss from debt extinguishment	—	(19,526)
Net income (loss) before income taxes	2,053	(31,967)
Income tax expense	(1,563)	(14,536)
Net income (loss)	$490	$(46,503)

Other comprehensive (loss) income:
Unrealized (loss) gain on investments, net of tax	(2)	9
Total comprehensive income (loss)	$488	$(46,494)

Basic earnings per share:
Net income (loss) per common share	$0.01	$(0.97)
Diluted earnings per share:
Net income (loss) per common share	$0.01	$(0.97)

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands, except share amounts)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,228	$13,806
Accounts receivable, net of allowance of $1,560 and $1,545, respectively	20,565	17,062
Prepaid expenses	12,173	7,348
Deferred expenses	64,387	62,073
Deferred taxes	30,477	35,318
Other current assets	8,901	2,837
Total current assets	151,731	138,444

Property and equipment, net	41,652	42,090
Deferred expenses	55,883	57,235
Goodwill	630,432	627,845
Intangible assets, net	392,100	401,921
Other assets	4,990	10,224
Total assets	$1,276,788	$1,277,759

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,874	$10,351
Accrued expenses	12,182	14,449
Accrued compensation and benefits	5,212	13,423
Deferred revenue	217,282	208,856
Current portion of debt	52,593	6,586
Other liabilities	4,968	3,651
Total current liabilities	300,111	257,316

Deferred revenue	190,438	186,539
Long-term debt	507,003	556,506
Deferred tax liabilities	98,991	102,421
Other long-term liabilities	6,033	4,932
Total liabilities	1,102,576	1,107,714
Stockholders' equity:
Common stock, $0.001 par value per share: 150,000,000 shares authorized, 51,757,187 and 51,193,230 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	52	51
Additional paid-in capital	531,779	528,101
Accumulated other comprehensive income	18	20
Accumulated deficit	(357,637)	(358,127)
Total stockholders' equity	174,212	170,045
Total liabilities and stockholders' equity	$1,276,788	$1,277,759

Web.com Group, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)
	Three months ended March 31,
	2014	2013
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$133,843	$115,546
Fair value adjustment to deferred revenue	7,391	12,547
Non-GAAP revenue	$141,234	$128,093

Reconciliation of GAAP net income (loss) to non-GAAP net income
GAAP net income (loss)	$490	$(46,503)
Amortization of intangibles	16,184	17,286
Loss on sale of assets	—	(6)
Stock based compensation	4,504	6,365
Income tax expense	1,563	14,536
Corporate development	40	—
Amortization of debt discounts and fees	2,718	583
Cash income tax expense	(132)	(286)
Fair value adjustment to deferred revenue	7,391	12,547
Fair value adjustment to deferred expense	301	454
Loss on debt extinguishment	—	19,526
Non-GAAP net income	$33,059	$24,502

Reconciliation of GAAP basic net income (loss) per share to non-GAAP basic net income per share
Basic GAAP net income (loss)	$0.01	$(0.97)
Amortization of intangibles	0.32	0.36
Loss on sale of assets	—	—
Stock based compensation	0.09	0.13
Income tax expense	0.03	0.30
Corporate development	—	—
Amortization of debt discounts and fees	0.05	0.01
Cash income tax expense	—	(0.01)
Fair value adjustment to deferred revenue	0.15	0.26
Fair value adjustment to deferred expense	0.01	0.01
Loss on debt extinguishment	—	0.42
Basic Non-GAAP net income per share	$0.66	$0.51

Reconciliation of GAAP diluted net income (loss) per share to non-GAAP diluted net income per share	Three months ended March 31,
Diluted shares:	2014	2013
Basic weighted average common shares	50,334	48,085
Diluted stock options	3,546	2,134
Diluted restricted stock	703	681
Total diluted weighted average common shares	54,583	50,900

Diluted GAAP net income (loss) per share	$0.01	$(0.97)
Diluted equity	—	0.06
Amortization of intangibles	0.29	0.33
Loss on sale of assets	—	—
Stock based compensation	0.08	0.13
Income tax expense	0.03	0.29
Corporate development	—	—
Amortization of debt discounts and fees	0.05	0.01
Cash income tax expense	—	(0.01)
Fair value adjustment to deferred revenue	0.14	0.25
Fair value adjustment to deferred expense	0.01	0.01
Loss on debt extinguishment	—	0.38
Diluted Non-GAAP net income per share	$0.61	$0.48

Reconciliation of GAAP operating income (loss) to non-GAAP operating income
GAAP operating income (loss)	$9,545	$(2,490)
Amortization of intangibles	16,184	17,286
Loss on sale of assets	—	(6)
Stock based compensation	4,504	6,365
Corporate development	40	—
Fair value adjustment to deferred revenue	7,391	12,547
Fair value adjustment to deferred expense	301	454
Non-GAAP operating income	$37,965	$34,156

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	7%	(2)%
Amortization of intangibles	11	13
Loss on sale of assets	—	—
Stock based compensation	3	5
Corporate development	—	—
Fair value adjustment to deferred revenue	6	10
Fair value adjustment to deferred expense	—	1
Non-GAAP operating margin	27%	27%

Reconciliation of GAAP operating income (loss) to adjusted EBITDA	Three months ended March 31,
	2014	2013
GAAP operating income (loss)	$9,545	$(2,490)
Depreciation and amortization	19,239	20,040
Loss on sale of assets	—	(6)
Stock based compensation	4,504	6,365
Corporate development	40	—
Fair value adjustment to deferred revenue	7,391	12,547
Fair value adjustment to deferred expense	301	454
Adjusted EBITDA	$41,020	$36,910

Reconciliation of GAAP operating margin to adjusted EBITDA margin
GAAP operating margin	7%	(2)%
Depreciation and amortization	13	16
Loss on sale of assets	—	—
Stock based compensation	3	5
Corporate development	—	—
Fair value adjustment to deferred revenue	6	10
Fair value adjustment to deferred expense	—	—
Adjusted EBITDA margin	29%	29%

Revenue
Subscription	$131,784	$113,280
Professional services and other	2,059	2,266
Total	$133,843	$115,546

Stock based compensation
Cost of revenue	$488	$528
Sales and marketing	1,148	1,498
Research and development	737	833
General and administrative	2,131	3,506
Total	$4,504	$6,365

Web.com Group, Inc.
Consolidated Statement of Cash Flows
(in thousands)
(unaudited)
	Three months ended March 31,
	2014	2013
Cash flows from operating activities
Net income (loss)	$490	$(46,503)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss from debt extinguishment	—	12,286
Depreciation and amortization	19,239	20,040
Stock based compensation	4,504	6,365
Deferred income taxes	1,411	14,217
Amortization of debt issuance costs	2,719	577
Changes in operating assets and liabilities:
Accounts receivable, net	(3,173)	(1,747)
Prepaid expenses and other assets	(4,085)	(5,098)
Deferred expenses	(941)	460
Accounts payable	(3,706)	2,045
Accrued expenses and other liabilities	(795)	2,469
Accrued compensation and benefits	(8,243)	(11,133)
Accrued restructuring costs and other reserves	(1,139)	(731)
Deferred revenue	12,325	17,786
Net cash provided by operating activities	18,606	11,033

Cash flows from investing activities
Business acquisitions, net of cash acquired	(7,437)	—
Capital expenditures	(2,921)	(4,496)
Net cash used in investing activities	(10,358)	(4,496)

Cash flows from financing activities
Stock issuance costs	(24)	(2)
Common stock repurchased	(4,956)	(5,666)
Payments of long-term debt	(15,000)	(669,576)
Proceeds from exercise of stock options	4,154	1,085
Proceeds from borrowings on long-term debt	—	658,350
Proceeds from borrowings on revolving credit facility	9,000	10,000
Debt issuance costs	—	(2,322)
Net cash used in financing activities	(6,826)	(8,131)

Net increase (decrease) in cash and cash equivalents	1,422	(1,594)
Cash and cash equivalents, beginning of year	13,806	15,181
Cash and cash equivalents, end of period	$15,228	$13,587

Supplemental cash flow information
Interest paid	$5,526	$15,635
Income tax paid (received)	$191	$(31)